Exhibit 4.10

(1) FIRST EASY GROUP LIMITED

(2) FAST ACTION MANAGEMENT LIMITED

(3) IDG TECHNOLOGY VENTURE INVESTMENT III, L.P.

(4) IDG TECHNOLOGY VENTURE INVESTMENT IV, L.P.

(5) GGV II DELAWARE L.L.C.

(6) JAFCO ASIA TECHNOLOGY FUND III

(7) GENERAL CATALYST GROUP IV, L.P.

(8) GC ENTREPRENEURS FUND IV, L.P.

(9) CAPITAL TODAY INVESTMENT IV LIMITED

(10) KTB CHINA OPTIMUM FUND

(11) CA-JAIC CHINA INTERNET FUND

(12) CRESCENT PEAK LIMITED

(13) CRESCENT P.E., LTD.

(14) VENROCK ASSOCIATES V, L.P.

(15) VENROCK PARTNERS V, L.P.

(16) VENROCK ENTREPRENEURS FUND V, L.P.

(17) CRESCENT PEAK II LIMITED

(18) SENNETT INVESTMENTS (MAURITIUS) PTE LTD

(19) WANG WEI

(20) WANG ZHIQI

(21) MARC CHRISTIAEN VAN DER CHIJS

(22) SHANGHAI QUAN TOODOU NETWORK SCIENCE AND TECHNOLOGY CO., LIMITED

(23) SHANGHAI LI CHENG CULTURE COMMUNICATION CO., LTD.

(24) SHANGHAI SU ZAO INTERNET TECHNOLOGY CO., LTD.

(25) CHENGDU GAI SHI INTERNET TECHNOLOGY CO., LTD.

(26) RESHUFFLE TECHNOLOGY (SHANGHAI) CO., LIMITED

(27) STARCLOUD MEDIA CO., LIMITED

and

(28) TUDOU HOLDINGS LIMITED

Agreement for the Transfer and Assumption of Obligations under the Series D

Preferred Shares Purchase Agreement, the Series E Preferred Shares Purchase

Agreement, the Fifth Amended and Restated Shareholders' Agreement, the Fourth

Amended and Restated Right of First Refusal and Co-Sale Agreement and the

Fourth Amended and Restated Voting Agreement

THIS AGREEMENT is made the 21 day of September 2010

AMONG

(1) FIRST EASY GROUP LIMITED of P.O. Box 957, Offshore Incorporation Centre, Road Town, Tortola, British Virgin Islands (“First Easy”);

(2) FAST ACTION MANAGEMENT LIMITED of P.O. Box 957, Offshore Incorporation Centre, Road Town, Tortola, British Virgin Islands (“Fast Action”) ;

(3) IDG TECHNOLOGY VENTURE INVESTMENT III, L.P. of c/o IDGC Management (Hong Kong) Limited Unit 1509, The Center, 99 Queen’s Road, Central, Hong Kong (“IDG III”);

(4) IDG TECHNOLOGY VENTURE INVESTMENT IV, L.P. of c/o IDGC Management (Hong Kong) Limited Unit 1509, The Center, 99 Queen’s Road, Central, Hong Kong (“IDG IV”);

(5) GGV II DELAWARE L.L.C. of c/o Granite Global Ventures, 2494 Sand Hill Road, Suite 100, Menlo Park, CA 94025 (“GGV”);

(6) JAFCO ASIA TECHNOLOGY FUND III of 6 Battery Road, #42-01, Singapore 049909 (“JAFCO”);

(7) GENERAL CATALYST GROUP IV, L.P. of c/o General Catalyst Partners, 20 University Road, Suite 450 Cambridge, MA 02138, USA (“General Catalyst”);

(8) GC ENTREPRENEURS FUND IV, L.P. of c/o General Catalyst Partners, 20 University Road, Suite 450 Cambridge, MA 02138 (“GC Entrepreneurs”);

(9) CAPITAL TODAY INVESTMENT IV LIMITED of c/o CCS Management Limited Sea Meadow House, Blackburne Highway, Road Town, Tortola, British Virgin Islands (“Capital Today”);

(10) KTB CHINA OPTIMUM FUND of c/o KTB China Optimum Fund, KTB Network Building, 826-14 YeokSam-Dong, Kangnam District, Seoul, Korea (“KTB”);

(11) CA-JAIC CHINA INTERNET FUND of Seiko Takebashi-Kyodo Building, 3-11 Kandanishiki-cho, Chiyoda-ku, Tokyo 101-8570, Japan +81-3-3259-8511 (“CA-JAIC”);

(12) CRESCENT PEAK LIMITED of One Temasek Avenue, #20-01 Millenia Tower, Singapore 039192 (“Crescent Peak”);

(13) CRESCENT P.E., LTD. of Harbour Place, 103 South Church Street, P.O. Box 1304, Grand Cayman KY1-1102 (“Crescent P.E.”);

(14) VENROCK ASSOCIATES V, L.P. of 3340 Hillview Avenue, Palo Alto, CA 94304 (“Venrock Associates”);

(15) VENROCK PARTNERS V, L.P. of 3340 Hillview Avenue, Palo Alto, CA 94304 (“Venrock Partners”);

(16) VENROCK ENTREPRENEURS FUND V, L.P. of 3340 Hillview Avenue, Palo Alto, CA 94304 (“Venrock Entrepreneurs”);

(17) CRESCENT PEAK II LIMITED of One Temasek Avenue, #20-01 Millenia Tower, Singapore 039192 (“Crescent Peak II”);

(18) SENNETT INVESTMENTS (MAURITIUS) PTE LTD of 60B Orchard Road, #06-18 Tower 2, The Atrium@Orchard, Singapore 238891 (“Sennett Investments”);

(19) WANG WEI of Gate 6, No. 1305, South SuZhou Road, Shanghai, PRC;

(20) WANG ZHIQI of Apt. 3702, Building 4, Lane 168 HongQiao Road, Shanghai, PRC;

(21) MARC CHRISTIAEN VAN DER CHIJS of Apt. 3702, Building 4, Lane 168 HongQiao Road, Shanghai, PRC (together with Wang Wei and Wang Zhiqi, the “Founders” and each a “Founder”);

(22) SHANGHAI QUAN TOODOU NETWORK SCIENCE AND TECHNOLOGY CO., LIMITED , a company incorporated in the People’s Republic of China (the “PRC”) whose registered office is situated at Room 105, Building D, 2500 Long Dong Avenue, Zhangjiang Hi-Tech Park, Shanghai, PRC (“Quan Toodou”);

(23) SHANGHAI LI CHENG CULTURE COMMUNICATION CO., LTD. , a company incorporated in the PRC whose registered office is situated at 1st floor, Building 6, 20 North Cha Ling Road, Shanghai, PRC (“Li Cheng”);

(24) SHANGHAI SU ZAO INTERNET TECHNOLOGY CO., LTD. , a company incorporated in the PRC whose registered office is situated at Room 302-14, 451 Da Mu Qiao Road, Shanghai, PRC (“Su Zao”);

(25) CHENGDU GAI SHI INTERNET TECHNOLOGY CO., LTD. , a company incorporated in the PRC whose registered office is situated at No. 4, 2nd Floor, 198 Jin Yan Road, Wu Hou District, Chengdu, PRC (“Gai Shi”, and together with Quan Toodou, Li Cheng, Su Zao, the “Domestic Companies”);

(26) RESHUFFLE TECHNOLOGY (SHANGHAI) CO., LIMITED , a company incorporated in the PRC whose registered office is situated at Room 22301-1007, Building 14, Pudong Software Park, 498 Guo Shoujing Road, Zhangjiang Hi-Tech Park, Shanghai, PRC (the “WFOE”);

(27) STARCLOUD MEDIA CO., LIMITED, a company incorporated in the British Virgin Islands whose regsitered office is situated at P.O. Box 4301, Trinity Chambers, Road Town, Tortola, British Virgin Islands (“StarCloud Media”);

and

(28) TUDOU HOLDINGS LIMITED, a company incorporated in the Cayman Islands whose registered office is situated at Scotia Center, 4th Floor, P.O.Box 2804, George Town, Grand Cayman KY1-1112, Cayman Islands, Grand Cayman, Cayman Islands (“Tudou Holdings”).

RECITALS

WHEREAS, certain of the parties hereto are parties to (i) the Series D Preferred Shares Purchase Agreement, dated March 26, 2008 (the “Series D Share Purchase Agreement”), by and among StarCloud Media, each of the Investors as defined therein, each of the Founders as defined therein and other relevant parties, (ii) the Series E Preferred Shares Purchase Agreement, dated July 16, 2010 (the “Series E Share Purchase Agreement”), by and among StarCloud Media, each of the Series E Investors as defined therein, each of the Founders as defined therein and other relevant parties, (iii) the Fifth Amended and Restated Shareholders’ Agreement, dated July 28, 2010 (the “Shareholders’ Agreement”), by and among StarCloud Media, each of the Purchasers as defined therein, each of the Founders as defined therein and other relevant parties, (iv) the Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement, dated July 28, 2010 (the “RFR Agreement”), by and among StarCloud Media, each of the Investors as defined therein, each of the Founders as defined therein and other relevant parties, and (v) the Fourth Amended and Restated Voting Agreement, dated July 28, 2010 (the “Voting Agreement”), by and among StarCloud Media, each of the Investors as defined therein, each of the Founders as defined therein and other relevant parties;

WHEREAS, as part of the reorganisation (the “Reorganisation”) in preparation for the listing of the shares of Tudou Holdings, on the NYSE or Nasdaq Global Market, StarCloud Media is to become a wholly owned subsidiary of Tudou Holdings and the shareholders (or their respective nominees) who are shareholders of StarCloud Media are to become shareholders of Tudou Holdings with the same proportional equity interests as their proportional shareholdings in StarCloud Media (the “Share Swap”);

WHEREAS, StarCloud Media has determined that it is advisable and in the best interests of its shareholders to assign all of its rights and transfer all of its obligations under (i) the Series D Share Purchase Agreement, (ii) the Series E Share Purchase Agreement, (iii) the Shareholders’ Agreement, (iv) the RFR Agreement, and (v) the Voting Agreement to Tudou Holdings; and Tudou Holdings has determined that it is advisable and in the best interests of its shareholders to accept such assignment and transfer and the other parties to this Agreement consent to such assignment and transfer.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual consents and undertakings contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.	Assignment and Assumption. Subject to the condition precedent in Section 2 herein, StarCloud Media does hereby assign, transfer and convey to Tudou Holdings, and Tudou Holdings does hereby accept and assume, all of StarCloud Media’s rights and obligations, whether accrued as of the date hereof or hereafter arising, under each of (i) the Series D Share Purchase Agreement, (ii) the Series E Share Purchase Agreement, (iii) the Shareholders’ Agreement, (iv) the RFR Agreement, and (v) the Voting Agreement, and any claims, entitlements and causes of action of StarCloud Media related thereto. Subject to the condition precedent in Section 2 herein, the parties hereto hereby consent to such assignment and assumption in the manner set forth above.

2.	Condition Precedent. This Agreement shall become effective immediately upon the completion of the Share Swap, the terms of which are set forth on the Sale and Purchase Agreement of equal date hereof, by and among Tudou Holdings and certain other parties thereto; and shall be deemed effective as of the date of completion of the Share Swap (the “Effective Date”).

3.	Amendments to the Series D Share Purchase Agreement, the Series E Share Purchase Agreement, the Shareholders’ Agreement, the RFR Agreement and the Voting Agreement.

(a)	The Series D Share Purchase Agreement is amended as follows:

(i)	Tudou Holdings is added as a party to the Series D Share Purchase Agreement and any amendments thereto, and references to the “Company” in the Series D Share Purchase Agreement (except in relation to the obligations and events which have already been fully performed or occurred prior to the Effective Date, such as obligations under Section 5.12, and except for the representations and warranties given in Sections 3 and 3B of the Series D Share Purchase Agreement; provided, however, that any claim against StarCloud Media arising prior to the Effective Date may be brought against Tudou Holdings) shall mean Tudou Holdings;

(ii)	except for the representations and warranties given in Sections 3 and 3B of the Series D Share Purchase Agreement, all provisions under the Series D Share Purchase Agreement which relate to the “Series A Preferred Shares” to be held by the Series A Investors shall be construed to refer to the Series A Preferred Shares of Tudou Holdings, all provisions under the Series D Share Purchase Agreement which relate to the “Series B Preferred Shares” to be held by the Series B Investors shall be construed to refer to the Series B Preferred Shares of Tudou Holdings, all provisions under the Series D Share Purchase Agreement which relate to the “Series C Preferred Shares” to be held by the Series C Investors shall be construed to refer to the Series C Preferred Shares of Tudou Holdings, and all provisions under the Series D Share Purchase Agreement which relate to the “Series D Preferred Shares” to be held by the Series D Investors shall be construed to refer to the Series D Preferred Shares of Tudou Holdings; and

(iii)	except for the representations and warranties given in Sections 3 and 3B of the Series D Share Purchase Agreement, all provisions under the Series D Share Purchase Agreement which relate to “Ordinary Shares” shall refer to the Ordinary Shares of Tudou Holdings.

(b)	The Series E Share Purchase Agreement is amended as follows:

(i)	Tudou Holdings is added as a party to the Series E Share Purchase Agreement and any amendments thereto, and references to the “Company” in the Series E Share Purchase Agreement (except in relation to the obligations and events which have already been fully performed or occurred prior to the Effective Date and except for the representations and warranties given in Sections 3 and 3B of the Series E Share Purchase Agreement; provided, however, that any claim against StarCloud Media arising prior to the Effective Date may be brought against Tudou Holdings) shall mean Tudou Holdings;

(ii)	except for the representations and warranties given in Sections 3 and 3B of the Series E Share Purchase Agreement, all provisions under the Series E Share Purchase Agreement which relate to the “Series E Preferred Shares” to be held by the Series E Investors shall be construed to refer to the Series E Preferred Shares of Tudou Holdings;

(iii)	except for the representations and warranties given in Sections 3 and 3B of the Series E Share Purchase Agreement, all provisions under the Series E Share Purchase Agreement which relate to "Ordinary Shares" shall refer to the Ordinary Shares of Tudou Holdings, and all provisions under the Series E Share Purchase Agreement which relate to the "Preferred Shares" shall refer to the Preferred Shares of Tudou Holdings; and

(iv)	the definition of “Ordinary Shares” under Section 1.1 of the Series E Share Purchase Agreement shall be replaced in its entirety with the following: “ ‘Ordinary Shares’ shall mean ordinary shares of the Company, with par value US$0.0001 each share, in the share capital of the Company.”

(c)	The Shareholders’ Agreement is amended as follows:

(i)	Tudou Holdings is added as a party to the Shareholders’ Agreement and references to the “Company” in the Shareholders’ Agreement (except in relation to the obligations and events which have already been fully performed or occurred prior to the Effective Date, provided, however, that any claim against StarCloud Media arising prior to the Effective Date may be brought against Tudou Holdings) shall mean Tudou Holdings;

(ii)	all provisions under the Shareholders’ Agreement which relate to the “Series A Preferred Shares” to be held by the Series A Investors shall be construed to refer to the Series A Preferred Shares of Tudou Holdings, all provisions under the Shareholders’ Agreement which relate to the “Series B Preferred Shares” to be held by the Series B Investors shall be construed to refer to the Series B Preferred Shares of Tudou Holdings, all provisions under the Shareholders’ Agreement which relate to the “Series C Preferred Shares” to be held by the Series C Investors shall be construed to refer to the Series C Preferred Shares of Tudou Holdings, all provisions under the Shareholders’ Agreement which relate to the “Series D Preferred Shares” to be held by the Series D Investors shall be construed to refer to the Series D Preferred Shares of Tudou Holdings, and all provisions under the Shareholders’ Agreement which relate to the “Series E Preferred Shares” to be held by the Series E Investors shall be construed to refer to the Series E Preferred Shares of Tudou Holdings;

(iii)	all provisions under the Shareholders’ Agreement which relate to “Ordinary Shares” shall refer to the Ordinary Shares of Tudou Holdings;

(iv)	all references to “British Virgin Islands” under the Shareholders’ Agreement shall be replaced with “Cayman Islands;”

(v)	all references to “Registrar of Corporate Affairs” under the Shareholders’ Agreement shall be replaced with “Registrar of Companies;”

(vi)	all references to “Seventh Amended and Restated Memorandum” under the Shareholders’ Agreement shall be replaced with “Amended and Restated Memorandum;” all references to “Seventh Amended and Restated Articles” under the Shareholders’ Agreement shall be replaced with “Amended and Restated Articles;”

(vii)	the Section 1.5 the Shareholders’ Agreement shall be replaced with its entirety with the following:

“1.5 Incorporation of Certain Provisions from the Memorandum and the Articles. The following provisions of the Amended and Restated Memorandum and Articles of Association as approved and adopted by the shareholders of the Company, as registered with the Registrar of Companies of the Cayman Islands, shall be incorporated by reference into this Agreement and shall be enforceable as if such provisions were part of this Agreement. (i) Article 4.1 (Conversion of Preferred Shares); (ii) Article 4.2 (Adjustments to Conversion Prices);(iii) Article 4.4 (Protective Provisions); (iv) Article 4.5 (Appointment and Removal of Directors; Board Observers); (v) Article 4.6 (Redemption and Repurchase); (vi) Article 4.7 (Dividends); (vii) Article 4.8 (Winding Up); (viii) Articles 5- 8 (clauses related to shares); (ix) Articles 19 – 25 (clauses related to general meetings); (x) Articles 26-33 and 35(clauses related to directors); and (xi) Article 43 (Indemnity and Insurance).

Notwithstanding anything to the contrary in this Agreement, (i) any amendment or waiver of any of the foregoing provisions of the Memorandum or of the Articles may be effected in accordance with the terms of the Memorandum (and with respect to the Articles, in accordance with the terms of the Memorandum and of the Articles) and applicable law without regard to any terms of this Agreement (including without limitation the amendment or waiver provisions of this Agreement), (ii) no amendment or waiver of any provision of the Memorandum or of the Articles shall result in an amendment or waiver of any provision of this Agreement unless the amendment or waiver provisions of this Agreement have also been satisfied with respect thereto and (iii) no amendment or waiver of any provision of this Agreement (including, without limitation, this Section 0) shall be deemed to effect an amendment or waiver of any provision of the Memorandum or of the Articles. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the Memorandum or the Articles, the parties shall, notwithstanding the conflict or inconsistency, act so as to effect the intent of this Agreement to the greatest extent possible under the circumstances and shall promptly amend the conflicting constitutional documents to conform to this Agreement to the greatest extent possible;”

(viii)	the reference to “Regulation 9.d. of the Memorandum” under the Section 1.6 of the Shareholders’ Agreement shall be replaced with “Article 4.4 of the Articles” and the reference to “Regulation 9.h. of the Memorandum” under the Section 1.6 of the Shareholders’ Agreement shall be replaced with “Article 4.8 of the Articles;” and

(ix)	the Section 3.1(d) of the Shareholders’ Agreement shall be replaced with the following:

“(d) Notwithstanding the foregoing, New Securities does not include the Series E Preferred Shares issued pursuant to that certain Sale and Purchase Agreement (the “Sale and Purchase Agreement”) dated [September 21, 2010 ] by and among the Company and other parties thereto or Ordinary Shares, Options (as defined in the Articles) or Convertible Securities (as defined in the Articles) issued or issuable (or deemed to be issued or issuable pursuant to Article 4.2.(b) of the Articles): (i) upon conversion of Preferred Shares; (ii) in the aggregate up to 12,240,118 Ordinary Shares upon exercise or conversion of options, warrants or other securities or arrangements to purchase Ordinary Shares issued from time to time to employees, officers, directors or consultants of the Company or its subsidiaries pursuant to option plans, restricted stock plans or other arrangements, each such plan, arrangement or issuance (as applicable) having been approved pursuant to Article 4.4 of the Articles; (iii) as a dividend or distribution on Preferred Shares or any event for which adjustment is made pursuant to Article 4.2 of the Articles; (iv) pursuant to Recapitalizations and other events; (v) pursuant to any acquisition of or by the Company by merger, purchase of substantially all of the assets, reorganization or similar transaction, approved pursuant to Article 4.4 of the Articles; (vi) pursuant to transactions with financial institutions or lessors in connection with loans, credit arrangements, equipment financings or similar transactions approved pursuant to Article 4.4 of the Articles; and (vii) in a registered public offering under the Securities Act or pursuant to the securities laws applicable to an offering of securities in another jurisdiction pursuant to which such securities will be listed on an internationally recognized securities exchange which has been approved pursuant to Article 4.4 of the Articles.

The right of first offer is not assignable except to an Affiliate of such Purchaser.”

(d)	The Voting Agreement is amended as follows:

(i)	Tudou Holdings is added as a party to the Voting Agreement and references to the “Company” in the Voting Agreement (except in relation to the obligations and events which have already been fully performed or occurred prior to the Effective Date, provided, however, that any claim against StarCloud Media arising prior to the Effective Date may be brought against Tudou Holdings) shall mean Tudou Holdings;

(ii)	all provisions under the Voting Agreement which relate to “Ordinary Shares” shall refer to the Ordinary Shares of Tudou Holdings;

(iii)	paragraphs B-F of the Recitals shall be replaced in their entirety with the following: “B. The Company has issued to the Series A Investors Series A Preferred Shares of the Company (the “Series A Shares”), to the Series B Investors Series B Preferred Shares of the Company (the “Series B Shares”), to the Series C Investors Series C Preferred Shares of the Company (the “Series C Shares”), to the Series D Investors Series D Preferred Shares of the Company (the “Series D Shares”) and to the Series E Investors Series E Preferred Shares of the Company (the “Series E Shares”, and together with the Series A Shares, the Series B Shares, the Series C Shares and the Series D Shares, the “Preferred Shares”) pursuant to that certain Sale and Purchase Agreement (the “Sale and Purchase Agreement”) dated [September 21, 2010] by and among the Company and other parties thereto;

C-F.	intentionally omitted;”

(iv)	the following definition shall be added to Section 1: " ‘Series E Purchase Agreement’ means that certain Series E Preferred Shares Purchase Agreement, dated as of July 16, 2010 and as amended from time to time, by and among StarCloud Media, the Series E Investors and certain other parties thereto;”

(v)	the last paragraph of Section 3 shall be replaced in its entirety with the following: “The parties hereby undertake to take all actions necessary or desirable in order to timely effectuate the change to the director designation mechanism pursuant to this Section 3, including without limitation making further amendments to and file and register the Amended Memorandum with the Registrar of Companies of the Cayman Islands;” and

(vi)	all references to “Seventh Amended and Restated Memorandum of Association” under the Voting Agreement shall be replaced with “Amended and Restated Memorandum of Association;”

(e)	The RFR Agreement is amended as follows:

(i)	Tudou Holdings is added as a party to the RFR Agreement and references to the “Company” in the RFR Agreement (except in relation to the obligations and events which have already been fully performed or occurred prior to the Effective Date, provided, however, that any claim against StarCloud Media arising prior to the Effective Date may be brought against Tudou Holdings) shall mean Tudou Holdings;

(ii)	all provisions under the RFR Agreement which relate to “Ordinary Shares” shall refer to the Ordinary Shares of Tudou Holdings;

(iii)	paragraphs B-F of the Recitals shall be replaced in their entirety with the following: “B. The Company has issued to the Series A Investor Series A Preferred Shares of the Company (the “Series A Shares”), to the Series B Investors Series B Preferred Shares of the Company (the “Series B Shares”), to the Series C Investors Series C Preferred Shares of the Company (the “Series C Shares”), to the Series D Investors Series D Preferred Shares of the Company (the “Series D Shares”) and to the Series E Investors Series E Preferred Shares of the Company (the “Series E Shares”) pursuant to that certain Sale and Purchase Agreement (the “Sale and Purchase Agreement”) dated [September 21, 2010 ] by and among the Company and other parties thereto;

C-F. intentionally omitted;”

(iv)	the definition of “Ordinary Shares” under Section 1.(e) of the RFR Agreement shall be replaced in its entirety with the following: “ ‘Ordinary Shares’ means ordinary shares, par value US$0.0001 per share, of the Company;” and,

(v)	the following definition shall be added to Section 1: “ ‘Series E Purchase Agreement’ means that certain Series E Preferred Shares Purchase Agreement, dated as of July 16, 2010 and as amended from time to time, by and among StarCloud Media, the Series E Investors and certain other parties thereto.”

4.	Board Composition. The composition of the board of directors of Tudou Holdings shall be the same as that of the board of directors of StarCloud Media. The terms “Board” or “Board of Directors” referred to in the Series D Share Purchase Agreement, the Series E Share Purchase Agreement, the Shareholders’ Agreement, the Voting Agreement or the RFR Agreement shall refer to the board of directors of Tudou Holdings.

5.	Representation and Warranty. Tudou Holdings represents to each of the parties herein on the date of this Agreement and as of Effective Date that Tudou Holdings has full power and authority, and has obtained all necessary consents and approvals to enter into this Agreement and to exercise its rights and perform its obligations hereunder, and all corporate and other actions required to authorize its execution of this Agreement and the performance of its obligations hereunder have been duly taken.

6.	Obligations of StarCloud Media. Other than as specifically provided herein, the provisions of this Agreement shall not be construed, interpreted or applied as releasing or restricting the obligations of StarCloud Media under the Series D Share Purchase Agreement, the Series E Share Purchase Agreement, the Shareholders’ Agreement, the Voting Agreement and the RFR Agreement.

7.	Miscellaneous.

7.1	Tudou Holdings shall do, execute and perform and to procure to be done, executed and performed all such further acts, deeds, documents and things as the Purchasers (as defined in the Shareholders’ Agreement) may require from time to time to effectively assign, transfer and convey all of StarCloud Media’s rights and obligations, whether accrued as of the date hereof or hereafter arising, under each of (i) the Series D Share Purchase Agreement, (ii) the Series E Share Purchase Agreement, (iii) the Shareholders’ Agreement, (iv) the Voting Agreement, and (v) the RFR Agreement, and any claims, entitlements and causes of action of StarCloud Media related thereto, and otherwise to give to the Purchasers the full benefit of this Agreement.

7.2	This Agreement shall be governed by and construed under the laws of the State of New York, without regard to principles of conflicts of law thereunder.

7.3	Dispute Resolution.

7.3.1	Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved through consultation. Such consultation shall begin immediately after one party hereto has delivered to the other party(ies) hereto a written request for such consultation. If within thirty (30) days following the date on which such notice is given the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of either party with notice to the other.

7.3.2	The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “Centre”). There shall be three arbitrators. The claimant party(ies) and the respondent party(ies) shall each select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration. Such arbitrators shall be freely selected, and the parties shall not be limited in their selection to any prescribed list. The Chairman of the Centre shall select the third arbitrator, who shall be qualified to practice law in New York. If either party does not appoint an arbitrator who has consented to participate within thirty (30) days after selection of the first arbitrator, the relevant appointment shall be made by the Chairman of the Centre.

7.3.3	The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the Arbitration Rules of the Center in effect at the time of the arbitration. However, if such rules are in conflict with the provisions of this Section 7.3, including the provisions concerning the appointment of arbitrators, the provisions of this Section 7.3 shall prevail.

7.3.4	The arbitrators shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive law of New York and shall not apply any other substantive law.

7.3.5	Each party hereto shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such party.

7.3.6	The award of the arbitration tribunal shall be final and binding upon the disputing parties, and either party may apply to a court of competent jurisdiction for enforcement of such award.

7.3.7	Either party shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

7.4	If any provision or part of a provision of this Agreement or its application to any party hereto shall be, or be found by any authority of competent jurisdiction to be, invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions or parts of such provisions of this Agreement, all of which shall remain in full force and effect.

7.5	This Agreement may be executed in one or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

7.6	This Agreement may not be amended, modified or supplemented, except in a writing signed by each of the parties hereto.

7.7	This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

7.8	This Agreement and any agreement, document or instrument attached hereto or referred to herein among the parties hereto integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect of the subject matter hereof. In the event of any conflict between the terms, conditions and provisions of this Agreement and any such agreement, document or instrument, the terms, conditions and provisions of this Agreement shall prevail.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

TUDOU HOLDINGS LIMITED

By:	/s/ WANG WEI
	Name:	WANG WEI
Title:

STARCLOUD MEDIA CO., LIMITED

By:	/s/ WANG WEI
	Name:	WANG WEI
Title:

SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

RESHUFFLE TECHNOLOGY (SHANGHAI) CO., LIMITED

By:	/s/ WANG WEI
	Name:	WANG WEI
Title:
[seal: Reshuffle Technology (Shanghai) co., Ltd.]

QUAN TOODOU NETWORK SCIENCE AND TECHNOLOGY CO., LIMITED

By:	/s/ Xiaoyun Zhang
	Name:	Xiaoyun Zhang
Title:
[seal: Quan Toodou Network Science and Technology Co., Ltd.]

SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SHANGHAI LI CHENG CULTURE COMMUNICATION CO., LTD.

[Seal: Shanghai Li Cheng Culture Communication Co., Ltd.]

By:	/s/ Xiaoyun Zhang
	Name:	Xiaoyun Zhang
Title:

SHANGHAI SU ZAO INTERNET TECHNOLOGY CO. LTD.

[Seal: Shanghai Su Zao Internet Technology Co. Ltd.]

By:	/s/ Chengzi Wu
	Name:	Chengzi Wu
Title:

CHENGDU GAI SHI INTERNET TECHNOLOGY CO. LTD.

[Seal: Chengdu Gai Shi Internet Technology Co. Ltd.]

By:	/s/ Xiaoyun Zhang
	Name:	Xiaoyun Zhang
Title:

SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

WANG WEI

By:	/s/ WANG WEI
	Name:	WANG WEI

FIRST EASY GROUP LIMITED

By:	/s/ WANG WEI
	Name:	WANG WEI
Title:

SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

MARC CHRISTIAEN VAN DER CHIJS

By:	/s/ MARC CHRISTIAEN VAN DER CHIJS
	Name:	MARC CHRISTIAEN VAN DER CHIJS

FAST ACTION MANAGEMENT LIMITED

By:	/s/ MARC CHRISTIAEN VAN DER CHIJS
	Name:	MARC CHRISTIAEN VAN DER CHIJS
Title:

SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

WANG ZHIQI

By:	/s/ WANG ZHIQI
	Name:	WANG ZHIQI

SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CRESCENT PEAK LIMITED

By:	/s/ David Hand
	Name:	David Hand
	Title:	Director

CRESCENT PEAK II LIMITED

By:	/s/ David Hand
	Name:	David Hand
	Title:	Director

CRESCENT P.E. LTD.

By:	/s/ David Hand
	Name:	David Hand
	Title:	Director

SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

VENROCK ASSOCIATES V, L.P.
By:	its General Partner, Venrock Management V, LLC

VENROCK PARTNERS V, L.P.
By:	its General Partner, Venrock Partners Management V, LLC

VENROCK ENTREPRENEURS FUND V, L.P.
By:	its General Partner, VEF Management V, LLC

By:	/s/ Ray A. Rothrock
	Name:	Ray A. Rothrock
	Title:	Partner

SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

GENERAL CATALYST GROUP IV, L.P.

By:	General Catalyst Partners IV, L.P.
its General Partner

By:	General Catalyst GP IV, LLC
its General Parmer

By:	/s/ William J. Fitzgerald

Name:	William J. Fitzgerald

Title:	Member and Chief Financial Officer

GC ENTREPRENEURS FUND IV, L.P.

By:	General Catalyst Partners IV, L.P.
its General Partner

By:	General Catalyst GP IV, LLC
its General Partner

By:	/s/ William J. Fitzgerald

Name:	William J. Fitzgerald

Title:	Member and Chief Financial Officer

SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

GGV II DELAWARE L.L.C.
By:	Granite Global Ventures II L.P.,
its Member
By:	Granite Global Ventures II L.L.C.,
its General Partner

By:	/s/ Hany Nada
	Name:	Hany Nada
	Title:	Managing Director

SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

IDG TECHNOLOGY VENTURE INVESTMENT III, L.P.
By:	IDG Technology Venture Investment III, LLC,
its General Partner

By:	/s/ Hugo Shong
	Name:	Hugo Shong
	Title:	Authorized Signatory

IDG TECHNOLOGY VENTURE INVESTMENT IV, L.P.
By:	IDG Technology Venture Investment IV, LLC,
its General Partner

By:	/s/ Hugo Shong
	Name:	Hugo Shong
	Title:	Authorized Signatory

SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CA-JAIC CHINA INTERNET FUND

By:	/s/ Tetsuya Tsuda
	Name:	Tetsuya Tsuda
	Title:	director of JAIC International (Hong Kong) Co., Ltd

SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

JAFCO ASIA TECHNOLOGY FUND III

By:	/s/ Hiroshi Yamada
	Name:	Hiroshi Yamada
	Title:	Attorney

SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CAPITAL TODAY INVESTMENT IV LIMITED

By:	/s/ DENG WENTING
	Name:	DENG WENTING
	Title:	DIRECTOR

SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

KTB CHINA OPTIMUM FUND

By:	/s/ Charlie Hong
	Name:	Charlie Hong
	Title:	Managing Director

SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SENNETT INVESTMENTS (MAURITIUS) PTE LTD

By:	/s/ JULIET TED
	Name:	JULIET TED
	Title:	AUTHORIZED SIGNATORY

SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT